Exhibit 99.2

PMGC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 31, 2024, PMGC Holdings Inc. (“PMGC”, formerly known as Elevai Labs Inc.), and Elevai Skincare, Inc., a wholly owned subsidiary of PMGC (together, the “Seller”), entered into an Asset Purchase Agreement with Carmell Corporation (the “Buyer”), pursuant to which the Seller agreed to sell its skincare and healthcare business to the Buyer (the “Sale”), for (i) shares of common stock of the Buyer, having a market value of $1,075,463; (ii) Buyer’s assumption of certain liabilities of the Seller; and, (iii) $56,525 in cash.

Following the Closing, Buyer will pay additional earn-out consideration for the Sale, if and when payable: (a) Buyer will pay to Seller, for each year ending on the anniversary of the date of the Closing (the “Closing Date”) during the five-year period following the Closing, an amount, if any, equal to 5% of the Net Sales (as defined in the Asset Purchase Agreement) of Buyer generated during such year from Seller’s existing products as of the Closing; and (b) Buyer will pay to Seller a one-time payment of $500,000 if Buyer achieves $500,000 in net revenue from sales of the Seller’s existing hair and scalp products as of the Closing on or before the 24-month anniversary of the Closing Date.

The unaudited pro forma consolidated financial statements were derived from the Company’s historical consolidated financial statements for the respective periods. The unaudited pro forma consolidated balance sheet as of September 30, 2024 gives effect to the Sale as if it had occurred on September 30, 2024. The unaudited pro forma consolidated financial statements of operations for the years ended December 31, 2023, and 2022, and for the nine months ended September 30, 2024 give effect to the Sale as if it had occurred on January 1, 2022.

The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K. Assumptions underlying the pro forma adjustments related to the Sale are described in the accompanying notes. The pro forma adjustments reflected herein are based on management’s expectations regarding the Sale. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the Sale been executed on the dates for the periods presented.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2023 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on March 29, 2024 and the unaudited September 30, 2024 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on November 14, 2024.

PMGC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2024

As of:	Historical	Transaction accounting adjustment – Sale		Pro forma
ASSETS
Current Assets
Cash	$6,425,670	$56,525	(a)	$6,482,195
Receivables, net	27,887	(16,889	)(b)	10,998
Prepaids and deposits	787,848	(111,064	)(b)	676,784
Inventory, net	986,421	(986,421	)(b)	-
Investment in securities	-	1,075,463	(c)	1,075,463
Total Current Assets	8,227,826	17,614		8,245,440

Deposit	-	-		-
Property and equipment, net	52,528	(51,235	)(b)	1,293
Intangibles, net	2,823,530	-		2,823,530
Operating lease right-of-use asset	101,471	(101,471	)(b)	-
TOTAL ASSETS	$11,205,355	$(135,092)		$11,070,263
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$1,216,191	$(771,693	)(b)	$444,498
Customer deposits	39,583	(39,583	)(b)	-
Due to related parties	419,457	-		419,457
Current portion of consideration payable	350,000	-		350,000
Current portion of lease liability	103,309	(103,309	)(b)	-
Derivative liabilities	1,882	-		1,882
Total Current Liabilities	2,130,422	(914,585)		1,215,837

Consideration payable	519,711	-		519,711
Operating lease liability	-	-		-
TOTAL LIABILIITES	$2,650,133	$(914,585)		$1,735,548

Commitments and Contingencies

EQUITY
Common stock, $0.0001 par value, 300,000,000 shares authorized; 246,880 and 86,648 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively	4,938	-		4,938
Additional paid-in capital	19,884,944	-		19,884,944
Accumulated other comprehensive income	228	-		228
Accumulated deficit	(11,334,888)	779,493	(d)	(10,555,395)
TOTAL EQUITY	8,555,222	779,493		9,334,715
TOTAL LIABILITIES AND EQUITY	$11,205,355	$(135,092)		$11,070,263

PMGC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2024

	Historical	Transaction accounting adjustments – Sale		Pro forma
		(i)	(ii)
Revenue	$1,747,570	$(1,747,570)	$87,379	$87,379
Cost of sales	468,763	(468,763)	-	-
Gross profit	$1,278,807	$(1,278,807)	$87,379	$87,379

Expenses
Depreciation and amortization	7,779	(7,367)	-	412
Marketing and promotion	1,209,041	(932,671)	-	276,370
Consulting fees	817,030	(32,610)	-	784,420
Office and administrative	2,096,372	(1,716,437)	-	379,935
Professional fees	587,954	(321,522)	-	266,432
Investor relations	141,484	(7,056)	-	134,428
Research and development	268,786	(209,136)	-	59,650
Foreign exchange (gain) loss	1,660	(673)	-	987
Travel and entertainment	160,612	(149,359)	-	11,253
Total Expenses	$5,290,718	$(3,376,831)	$-	$1,913,887

Net loss before other income (expense)	$(4,011,911)	$2,098,024	87,379	$(1,826,508)

Other income (expense)
Change in fair value of derivative liabilities	367,277	-	-	367,277
Interest expense	(702,675)	18,099	-	(684,576)
Interest income	245	-	-	245
Other income	36,066	(36,066)	-	-
Net loss	$(4,310,998)	$2,080,057	$87,379	$(2,143,562)

Other comprehensive income (loss)
Currency translation adjustment	26	-	-	26
Total comprehensive loss	$(4,310,972)	$2,080,057	$87,379	$(2,143,536)

Basic and diluted loss per share	$(45.13)			$(22.44)
Weighted average shares outstanding	95,526			95,526

PMGC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2023

	Historical	Transaction accounting adjustments – Sale		Pro forma
		(i)	(ii)
Revenue	$1,712,595	$(1,712,595)	$85,630	$85,630
Cost of sales	578,015	(578,015)	-	-
Gross profit	$1,134,580	$(1,134,580)	$85,630	$85,630

Expenses
Depreciation and amortization	10,295	(9,741)	-	554
Marketing and promotion	660,291	(403,841)	-	256,450
Consulting fees	459,498	(179,731)	-	279,767
Office and administrative	2,329,067	(2,231,481)	-	97,586
Professional fees	579,111	(446,511)	-	132,600
Investor relations	91,009	-	-	91,009
Research and development	426,243	(418,833)	-	7,410
Foreign exchange (gain) loss	6,130	(2)	-	6,128
Travel and entertainment	339,147	(319,762)	-	19,385
Total Expenses	$4,900,791	$(4,009,902)	$-	$890,889

Net loss before other income (expense)	$(3,766,211)	$2,875,322	$85,630	$(805,259)

Other income (expense)
Listing expense	(450,079)	-	-	(450,079)
Change in fair value of derivative liabilities	(71,266)	-	-	(71,266)
Interest income	5,564	-	-	5,564
Interest expense	(19,525)	19,525	-	-
Loss on sale of equipment	-	-	-	-
Net loss	$(4,301,517)	$2,894,847	$85,630	$(1,321,040)

Other comprehensive income (loss)
Currency translation adjustment	91	-	-	91
Total comprehensive loss	$(4,301,426)	$2,894,847	$85,630	$(1,320,949)

Basic and diluted loss per share	$(80.06)			$(24.59)
Weighted average shares outstanding	53,730			53,730

PMGC HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2022

	Historical	Transaction accounting adjustments – Sale		Pro forma
		(i)	(ii)
Revenue	$766,277	$(766,277)	$38,314	$38,314
Cost of sales	318,968	(318,968)	-	-
Gross profit	$447,309	$(447,309)	$38,314	$38,314

Expenses
Depreciation and amortization	5,034	(4,507)	-	527
Marketing and promotion	192,863	(190,845)	-	2,018
Consulting fees	324,395	(109,317)	-	215,078
Office and administrative	1,019,708	(1,007,083)	-	12,625
Professional fees	192,409	(159,684)	-	32,725
Investor relations	74,003	-	-	74,003
Research and development	228,747	(194,582)	-	34,165
Foreign exchange (gain) loss	2,749	-	-	2,749
Travel and entertainment	198,442	(178,921)	-	19,521
Total Expenses	$2,238,350	$(1,844,939)	-	$393,411

Net loss before other income (expense)	$(1,791,041)	$1,397,630	$38,314	$(355,097)

Other income (expense)
Listing expense	-	-	-	-
Change in fair value of derivative liabilities	(12,754)	-	-	(12,754)
Interest income	7,702	-	-	7,702
Interest expense	(2,629)	-	-	(2,629)
Loss on sale of equipment	(1,546)	1,546	-	-
Net loss	$(1,800,268)	$1,399,176	$38,314	$(362,778)

Other comprehensive income (loss)
Currency translation adjustment	(91)	-	-	(91)
Total comprehensive loss	$(1,800,359)	$1,399,176	$38,314	$(362,869)

Basic and diluted loss per share	$(37.79)			$(7.61)
Weighted average shares outstanding	47,644			47,644

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma financial statements of PMGC Holdings Inc. (the “Company”) were prepared in accordance with Article 11 of Regulation S-X and are based on the historical consolidated financial information of the Company. The consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to the disposition of the Company’s skincare and healthcare business.

The unaudited pro forma consolidated balance sheet as of September 30, 2024 gives effect to the Sale as if it had occurred on September 30, 2024. The Sale gross proceeds do not reflect all settlement statement adjustments contemplated by the Asset Purchase Agreement, or any additional earn-out considerations.

The unaudited pro forma consolidated financial statements of operations for the years ended December 31, 2023, and 2022, and the nine months ended September 30, 2024 give effect to the Sale as if it had occurred on January 1, 2022.

On November 27, 2024, the Company consolidated its common shares on a ratio of two hundred old common shares for every one new post-consolidated common share. All current and comparative references to the number of common shares, weighted average number of common shares, and loss per share have been restated to give effect to this share consolidation.

2.	Adjustments to the Pro Forma Consolidated Balance Sheet

Explanations of the adjustments to the pro forma consolidated balance sheet are as follows:

a.	The cash portion of the Sale consideration, amounting to $56,525.

b.	Divesture of the skincare and healthcare business, and certain transferred liabilities.

c.	The portion of the Sale consideration related to the common stock of the Buyer, having a market value of $1,075,463.

d.	Estimated gain on the Sale transaction. The gain on sale does not include any additional earn out consideration (“Contingent Consideration”) that may become receivable under the Asset Purchase Agreement. The Company will record Contingent Consideration at the time when the contingency is resolved.

3.	Adjustments to the Pro Forma Consolidated Statements of Operations

Explanations of the adjustments to the pro forma consolidated statements of operations are as follows:

(i)	To remove the direct historical results of operations of the Company’s skincare and healthcare business.

(ii)	To include 5% of Net Sales of the skincare and healthcare business as earn-out royalty consideration within the terms of the Sale, to give effect to the Sale as if it had occurred on January 1, 2022.

The gain on Sale is not included as pro forma adjustments in the pro forma consolidated statements of operations as it is a nonrecurring item. Such amounts are only presented as adjustments to accumulated deficit in the pro forma consolidated balance sheet (see Note 2(d)).